EXHIBIT 23

                    INDEPENDENT AUDITOR'S CONSENT


The Stockholders and Board of Directors
   of The Gillette Company

    We consent to the incorporation in the Quarterly Report to the Securities and Exchange Commission of The Gillette Company for the period ending 31 March 1994 on Form 10-Q, of our report dated 12 May 1993 on our audit of the consolidated financial statements of Parker Pen Holdings Limited, as of 28 February 1993, and for the year ended 28 February 1993.









COOPERS & LYBRAND
Coopers & Lybrand
Maidstone, England
29 April 1994